EXHIBIT 99.1

FOR IMMEDIATE RELEASE

First National Community Bancorp, Inc. Common Stock Begins

Trading on the OTCQX Marketplace

DUNMORE, Pa., February 17, 2015 -- First National Community Bancorp, Inc. (OTCQX: FNCB), the parent company of Dunmore-based First National Community Bank, today announced that the Company’s common stock will initiate trading on the OTCQX marketplace, effective today, under its existing ticker symbol FNCB. The Company’s common shares previously traded on the OTCQB Venture Marketplace. Launched in the spring of 2014, OTCQX for Banks is an expansion of the OTCQX marketplace which was designed to increase the visibility of well-managed, strongly-capitalized community banks in the public markets.

“Our objective in upgrading FNCB shares to OTCQX is to elevate awareness of the operating strengths and growth potential of our Company,” said Steven R. Tokach, President and Chief Executive Officer. “Trading on OTCQX will improve the quality and availability of information available for the investment community, and should make our shares more widely accessible to investors, as well as increase the liquidity of our common stock over time. We’re excited to be utilizing a trading platform that was designed by OTC Markets Group specifically for our industry, and which attracted 34 U.S. community banks to join the OTCQX marketplace in 2014.”

OTCQX for Banks, an expansion of the OTCQX marketplace, was created for strongly capitalized and well managed banks that have committed to provide a higher level of financial reporting and greater transparency. To qualify for trading on OTCQX, a bank must meet high financial standards, be current with its regulatory reporting, post quarterly results and report material events in a timely manner. Companies must also appoint a “Corporate Broker,” a FINRA member broker-dealer specializing in bank stocks, to serve as their OTCQX advisor. Boenning & Scattergood, a well-respected securities, asset management and investment banking firm, will serve as First National Community Bancorp’s Corporate Broker on the OTCQX.

About First National Community Bank:

First National Community Bancorp, Inc. is the bank holding company of First National Community Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Lackawanna, Luzerne, and Wayne Counties in Northeastern Pennsylvania.  The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and has been operating under its current name since 1988. For more information about FNCB, visit www.fncb.com.

FNCB’s common stock trades on the OTCQX best marketplace under the symbol “FNCB.” OTCQX is for companies which meet high financial standards, are current in their disclosure, and are sponsored by a third-party advisor. Investors can find current financial disclosure and Real-Time Level 2 quotes for the Company at: http://www.otcmarkets.com/stock/FNCB/quote

INVESTOR CONTACT:

James M. Bone, Jr., CPA
Executive Vice President and
Chief Financial Officer
First National Community Bank
(570) 348-6419
james.bone@fncb.com

The Company may from time to time make written or oral "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission ("SEC"), in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control).  The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.  The following factors, among others, could cause the Company's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in the Company's markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of the Company to compete with other institutions for business; the composition and concentrations of the Company's lending risk and the adequacy of the Company's reserves to manage those risks; the valuation of the Company's investment securities; the ability of the Company to pay dividends or repurchase common shares; the ability of the Company to retain key personnel; the impact of any pending or threatened litigation against the Company; the marketability of shares of the Company and fluctuations in the value of the Company's share price;  the impact of the Company's ability to comply with its regulatory agreements and orders; the effectiveness of the Company's system of internal controls; the ability of the Company to attract additional capital investment; the impact of changes in financial services' laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon the Company's information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of the Company at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in the Company's filings with the SEC.

The Company cautions that the foregoing list of important factors is not all inclusive.  Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management's analysis only as of the date of this report, even if subsequently made available by the Company on its website or otherwise.  The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that the Company periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2013.